EXHIBIT 3.1

AMENDMENT TO
AMENDED AND RESTATED BYLAWS OF
COLE CREDIT PROPERTY TRUST III, INC.

This Amendment to Amended and Restated Bylaws of Cole Credit Property Trust III, Inc. (the “Amendment”) is dated this 8th day of November, 2012.
WITNESSETH
WHEREAS, Cole Credit Property Trust III, Inc. (the “Company”) is governed, in part, by the Amended and Restated Bylaws of Cole Credit Property Trust III, Inc. (the “Bylaws”); and
WHEREAS, pursuant to and in accordance with Article XIII of the Bylaws, the board of directors of the Company has authorized, approved and adopted this Amendment.
NOW, THEREFORE, the undersigned hereby certifies as follows:
1. DEFINED TERMS; REFERENCES.
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Bylaws. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “these Bylaws” and each other similar reference contained in the Bylaws shall, after the date hereof, refer to the Bylaws as amended hereby.
2. AMENDMENT.
Article II, Section 2.2 of the Bylaws is deleted in its entirety and replaced with the following:
“Section 2.2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the board of directors; provided, however, that such meeting shall not be held less than 30 days after delivery of the annual report to stockholders. The purpose of each annual meeting of the stockholders shall be to elect directors of the Corporation and to transact such other business as may properly come before the meeting.”
3. TITLES AND HEADINGS; NO FURTHER AMENDMENT.
The headings in this Amendment are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment. Except as herein amended, the provisions of the Bylaws shall remain in full force and effect.
[Signature on next page]

IN WITNESS WHEREOF, the board of directors of the Company authorized, approved and adopted this Amendment to Amended and Restated Bylaws of Cole Credit Property Trust III, Inc. as of the date first written above.
COLE CREDIT PROPERTY TRUST III, INC., a Maryland corporation

By:    /s/ D. Kirk McAllaster, Jr.

Name:    D. Kirk McAllaster, Jr.

Title:    EVP, Chief Financial Officer
and Treasurer